Exhibit 23.1

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in Registration Statement on Form S-8 (No. 333-198205) of Live Ventures Incorporated of our report dated April 3, 2020 with respect to the consolidated financial statements of Precision Industries, Inc., as of December 31, 2019 and 2018, and the related notes, which report appears in the Current Report on Form 8-K/A of Live Ventures Incorporated dated September 25, 2020.

/s/ Louis Plung & Company, LLP

Pittsburg, Pennsylvania

September 25, 2020